EXHIBIT 23.2

NETHERLAND, SEWELL & ASSOCIATES, INC.

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            CONSENT OF INDEPNDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use in this Prospectus dated June 15, 2004 of our report dated March 25, 2004, relating to the financial statements of American Natural Energy Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Expert" in such Prospectus.

                                   NETHERLAND, SEWELL & ASSOCIATES, INC.

                                   By:  /s/ Frederic D. Sewell
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                                        Frederic D. Sewell
                                        Chairman and Chief Executive Officer

Dallas, Texas
June 14, 2004